FOR IMMEDIATE RELEASE

Contact:

Investor Relations:

Brinlea Johnson or Chris Danne

212-867-2593

brinlea@blueshirtgroup.com or chris@blueshirtgroup.com

drugstore.com, inc. Reports Record Positive Operating Cash Flow in the Third Quarter

Net Loss Decreases $4.5 Million Year-over-Year, Positive Operating Cash Flow of $1.9 Million and Adjusted EBITDA of $1.3 Million

BELLEVUE, WA -- October 26, 2006 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the third quarter ended October 1, 2006. The company reported quarterly net sales of $100.6 million, driven by 17% year-over-year growth in core over-the-counter (OTC) net sales [1], and a net loss of $2.6 million, or $0.03 per share, reflecting a $4.5 million improvement from the same period of 2005. During the quarter, the company generated $1.9 million in operating cash flows, the highest in the company's history, and achieved its second consecutive quarter of solid, adjusted EBITDA. Adjusted EBITDA of $1.3 million was an improvement of nearly $6.0 million from the third quarter of 2005. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

"Our third quarter results reflect continued progress in 2006 and steady improvement of our business model, with record positive cash flows from operations," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. "As part of our strategic plan, we have focused on our OTC segment where gross margins increased by 320 basis points to 30.2% and contribution margin dollars increased 41% over the third quarter of 2005. Along with margin expansion, we continue to see healthy sales growth of over 17% in our core OTC business which was driven by the strong performance of a number of key categories -- most notably our beauty business. Beauty.com reported 38% year-over year growth, reflecting the addition of a number of high-end prestige brands."

"As we enter our seasonally strong fourth quarter, we are focused on delivering strong results and driving accelerated growth through a number of strategic initiatives and new partnerships," added Ms. Lepore.

GAAP net loss for the third quarter of 2006 was $2.6 million, or $0.03 per share, compared to a net loss of $7.1 million, or $0.08 per share, for the third quarter of 2005. The company's GAAP results reflect $1.8 million in non-cash share-based compensation associated with FAS 123R. In accordance with FAS 123R, the expense for current and comparative periods is reflected within the applicable functional operating expense lines within the statement of operations.

  Core OTC net sales is a non-GAAP financial measure that excludes from OTC net sales the company's wholesale OTC net sales and Custom Nutrition Services ("CNS") net sales. Wholesale OTC sales were generated by the company's December 2003 agreement to provide fulfillment services to Amazon.com, Inc., which was terminated effective as of November 9, 2005. CNS sales are generated by sales of customized vitamins through the company's CNS subsidiary. Prior to December 31, 2005, all CNS sales were recognized on a gross basis, net of promotional discounts, cancellations, rebates and returns allowances. Under the terms of the company's December 31, 2005 fulfillment agreement with Weil Lifestyle, LLC (Weil), the company recognizes on a net basis the revenue associated with the fulfillment of customized vitamins sold through its fulfillment agreement with Weil (which made up the majority of CNS net sales during the quarter). A reconciliation of OTC net sales to core OTC net sales is included in the financial data accompanying this press release.

  Outlook for Fourth Quarter of 2006

  For the fourth quarter of 2006, the company is targeting net sales in the range of $108 million to $110 million, net loss in the range of $2.9 million to $3.4 million, and adjusted EBITDA in the range of $1.0 million to $1.5 million.

  Financial and Operational Highlights for the Third Quarter of 2006
  (All comparisons are made to the third quarter of 2005.)

  Key Financial Highlights:

  * Total contribution margin dollars increased 29%, while the company reduced fixed costs by 7%.

  * Contribution margin dollars from the OTC segment grew by 41%.

  * Gross margin expansion was a key contributor to contribution margin growth. Overall gross margin increased by 160 basis points, while OTC gross margin increased by 320 basis points.

  * Total orders grew 4% to 1.3 million while contribution margin dollars per order grew by 24% to $11.

  * Core OTC [1] order volumes grew by 20%

  * Cash flow provided by operating activities was $1.9 million.

  Net Sales Summary:

  * Core OTC net sales [1] grew by 17% to $45.0 million.

  * Mail-order pharmacy net sales were down 11% to $17.2 million.

  * Local pick-up pharmacy net sales were up 8% to $25.2 million.

  * Vision net sales grew to $12.7 million, a 3% increase.

  * Average net sales per order were $77. Average net sales per order were relatively flat for OTC at $55, up by 18% to an all-time high of $176 for Mail-Order Pharmacy, down 6% to $104 for Local Pick-Up Pharmacy, and grew by 11% to $92 for Vision.

  * Net sales from repeat customers represented 82% of net sales. [2]

  Key Customer Milestones:

  * 8.1 million customers have been served since inception, including 283,000 new customers in the third quarter.

  * The number of active customers [3] grew by 11% to just under 2.2 million.

  * The average annual spend per active customer [3] was $188.

  * During the quarter, the company fulfilled its 25 millionth order since inception.

  Other Financial Highlights:

  * Fulfillment and order processing expenses decreased to 9.9% of net sales, from 10.1%.

  * Inventory turned at an annualized rate of 14 times during the quarter.

  Net sales from repeat customers excludes wholesale OTC and Weil-related CNS net sales and reflects only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.
  Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company's wholesale OTC and CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com[TM] quarterly conference call on Thursday, October 26, 2006 at 5:00 p.m. ET (2:00 p.m. PT). To participate, callers should dial 800-257-1836 (international callers should dial 303-275-1836) five minutes beforehand. Investors may also listen to the conference call live at www.drugstore.com (under Corporate Information), by clicking on the "audio" hyperlink. A replay of the call will be available through Monday, October 30, 2006 at 800-405-2236 (enter pass code 11073231#) or internationally at 303-590-3000 (enter pass code 11073231#) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided EBITDA measures to investors, management believes that including EBITDA measures provides consistency in the company's financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA.

drugstore.com, inc. also uses non-GAAP measures in which wholesale OTC and CNS sales are excluded from OTC segment sales data. These non-GAAP measures are provided to enhance the user's overall understanding of the company's financial performance in the OTC segment. Management believes that these reporting metrics provide useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results in the OTC segment. By excluding wholesale OTC and CNS sales from OTC sales data, the company can more effectively assess the buying behavior of, and the company's financial performance with respect to, its own core OTC customers (those customers making nonprescription purchases through Web sites owned by drugstore.com, inc. and its subsidiaries). However, these non-GAAP measures should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the company's overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude wholesale OTC and CNS sales.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "targets," "expects," "believes," "anticipates," "intends," "may," "will," "plan," "continue," "forecast," "remains," "would," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K, 10-Q and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2006	2005	2006	2005

Net sales	$ 100,634	$ 96,596	$ 307,179	$ 293,061

Costs and expenses: (1) (2)
Cost of sales	79,012	77,419	240,846	233,791
Fulfillment and order processing	9,979	9,774	30,395	29,425
Marketing and sales	6,517	8,803	21,816	22,804
Technology and content	4,046	3,262	11,991	9,228
General and administrative	3,591	4,085	11,910	12,825
Amortization of intangible assets	531	745	1,592	2.298
Total costs and expenses	103,676	104,088	318,550	310,371

Operating loss	(3,042)	(7,492)	(11,371)	(17,310)

Interest income, net	449	384	1,292	903

Net loss	$ (2,593)	$ (7,108)	$ (10,079)	$ (16,407)

Basic and diluted net loss per share	$ (0.03)	$ (0.08)	$ (0.11)	$ (0.18)

Weighted average shares outstanding used to
compute basic and diluted net loss per share	93,488,258	92,641,952	93,198,037	90,119,313

_________
(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 264	$ 2	$ 639	$ 2
Marketing and sales	244	-	825	159
Technology and content	312	-	846	5
General and administrative	940	376	2,706	1,465
	$ 1,760	$ 378	$ 5,016	$ 1,631

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 328	$ 438	$ 1,108	$ 1,833
Marketing and sales	-	-	1	-
Technology and content	1,053	617	3,055	1,659
General and administrative	113	110	336	379
	$ 1,494	$ 1,165	$ 4,500	$ 3,871

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
(In thousands, unless otherwise indicated)	2006	2005	2006	2005

Net sales	$ 100,634	$ 96,596	$ 307,179	$ 293,061

Cost of sales	79,012	77,419	240,846	233,791

Gross profit	$ 21,622	$ 19,177	$ 66,333	$ 59,270

Gross margin	21.5%	19.9%	21.6%	20.2%

SUPPLEMENTAL INFORMATION: Reconciliation of OTC net sales, cost of sales, gross profit, and gross margin to Core OTC net sales, cost of sales, gross profit and gross margin (See Note 3 below):

	Three Months Ended
	October 1,	July 2,	October 2,
	2006	2006	2005
	(In thousands)
Over-the-Counter (OTC):
Net sales	$ 45,605	$ 47,254	$ 41,701
CNS	559	612	1,861
Wholesale OTC	-	-	1,451
Core OTC net sales	$ 45,046	$ 46,642	$ 38,389

Cost of sales	$ 31,848	$ 32,633	$ 30,462
CNS	30	52	852
Wholesale OTC	-	-	1,234
Core OTC cost of sales	$ 31,818	$ 32,581	$ 28,376

Gross profit	$ 13,757	$ 14,621	$ 11,239
CNS	529	560	1,009
Wholesale OTC	-	-	217
Core OTC gross profit	$ 13,228	$ 14,061	$ 10,013

Gross margin	30.2%	30.9%	27.0%
CNS	94.6%	91.5%	54.2%
Wholesale OTC	-	-	15.0%
Core OTC gross margin	29.4%	30.1%	26.1%

NOTE 3: Supplemental information related to the company's Core OTC net sales, cost of sales, gross profit, and gross margin for the three months ended October 1, 2006, July 2, 2006 and October 2, 2005 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Effective November 9, 2005, the company terminated its wholesale OTC fulfillment agreement with Amazon.com, Inc. without any material obligations for either party following the termination. On December 31, 2005, we entered into a fulfillment agreement with Weil Lifestyles, LLC, resulting in Weil-related CNS net sales (which make up the substantial majority of CNS net sales) being recorded on a net basis after that date. All CNS sales were previously recorded on a gross basis.

SUPPLEMENTAL INFORMATION: Segment Information:

	Three Months Ended
	October 1,	July 2,	October 2,
	2006	2006	2005
Net sales:
Over-the-Counter (OTC)	$ 45,605	$ 47,254	$ 41,701
Mail-order pharmacy	17,178	17,405	19,249
Local pick-up pharmacy	25,150	25,329	23,363
Vision	12,701	12,448	12,283
	$ 100,634	$ 102,436	$ 96,596
Cost of sales:
Over-the-Counter (OTC)	$ 31,848	$ 32,633	$ 30,462
Mail-order pharmacy	14,830	14,968	16,634
Local pick-up pharmacy	22,402	22,721	20,522
Vision	9,932	9,623	9,801
	$ 79,012	$ 79,945	$ 77,419
Gross profit:
Over-the-Counter (OTC)	13,757	14,621	11,239
Mail-order pharmacy	2,348	2,437	2,615
Local pick-up pharmacy	2,748	2,608	2,841
Vision	2,769	2,825	2,482
	$ 21,622	$ 22,491	$ 19,177
Gross margin:
Over-the-Counter (OTC)	30.2%	30.9%	27.0%
Mail-order pharmacy	13.7%	14.0%	13.6%
Local pick-up pharmacy	10.9%	10.3%	12.2%
Vision	21.8%	22.7%	20.2%
	21.5%	22.0%	19.9%
Variable order costs:
Over-the-Counter (OTC)	$ 4,482	$ 4,385	$ 4,664
Mail-order pharmacy	1,256	1,588	1,707
Local pick-up pharmacy	1,034	1,038	970
Vision	608	648	815
	7,380	7,659	8,156
Contribution margin:
Over-the-Counter (OTC)	$ 9,275	$ 10,236	$ 6,575
Mail-order pharmacy	1,092	849	908
Local pick-up pharmacy	1,714	1,570	1,871
Vision	2,161	2,177	1,667
	$ 14,242	$ 14,832	$ 11,021

SUPPLEMENTAL INFORMATION: Reconciliation of Net Loss to Adjusted EBITDA Income (Loss) (See Note 4 below):

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
(In thousands, unless otherwise indicated)	2006	2005	2006	2005

Net loss	$ (2,593)	$ (7,108)	$ (10,079)	$ (16,407)
Amortization of intangible assets	531	745	1,592	2,298
Amortization of non-cash marketing	572	573	1,717	1,718
Stock-based compensation	1,760	378	5,016	1,631
Depreciation	1,494	1,165	4,500	3,871
Interest income, net	(449)	(384)	(1,292)	(903)
Adjusted EBITDA income (loss)	$ 1,315	$ (4,631)	$ 1,454	$ (7,792)

NOTE 4: Supplemental information related to the company's adjusted EBITDA income (loss) for the three and nine months ended October 1,
2006 and October 2, 2005 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA income (loss) is defined as loss before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q4 2006 and FY 2006 Net Loss Range to Forecasted Q4 2006 and FY 2006 Adjusted EBITDA Income Range

Range Calculated As:	Three Months Ended		Twelve Months Ended
	December 31, 2006		December 31, 2006
(In thousands, unless otherwise indicated)	Range High	Range Low	Range High	Range Low

Net loss	$ (2,900)	$ (3,400)	$ (12,900)	$ (13,400)
Amortization of intangible assets	475	475	2,075	2,075
Amortization of non-cash marketing	570	570	2,290	2,290
Stock-based compensation	1,675	1,675	6,695	6,695
Depreciation	2,100	2,100	6,540	6,540
Interest income, net	(420)	(420)	(1,700)	(1,700)
Adjusted EBITDA Income	$ 1,500	$ 1,000	$ 3,000	$ 2,500

drugstore.com, inc.
Consolidated Balance Sheets
(in thousands, except share data)

	October 1,	January 1,
	2006	2006 [5]
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 13,492	$ 20,291
Marketable securities	27,145	26,172
Accounts receivable, net of allowances	35,510	34,214
Inventories	21,956	23,468
Prepaid marketing expenses	2,290	2,387
Other current assets	2,069	2,583
Total current assets	102,462	109,115

Fixed assets, net	17,088	15,839
Other intangible assets, net	5,844	7,427
Goodwill	32,202	32,202
Prepaid marketing expenses and other	4,386	5,980
Total assets	$ 161,982	$ 170,563

LIABILITIES AND STOCKHOLDER'S' EQUITY
Current liabilities:
Accounts payable	$ 53,920	$ 58,177
Accrued compensation	4,333	3,426
Accrued marketing expenses	2,921	3,382
Other current liabilities	1,324	1,751
Current portion of long-term debt	2,908	2,029
Total current liabilities	65,406	68,765

Long-term debt, less current portion	1,327	2,685
Deferred income taxes	945	945
Other long-term liabilities	1,682	1,897

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued and outstanding shares - 93,688,407 and 92,904,652
as of October 1, 2006 and January 1, 2006, respectively	840,002	833,589
Accumulated other comprehensive loss	14	(3)
Accumulated deficit	(747,394)	(737,315)
Total stockholders' equity	92,622	96,271
Total liabilities and stockholders' equity	$ 161,982	$ 170,563

NOTE 5: Certain prior year amounts have been reclassified to conform to the current year presentation.

drugstore.com, inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Operating activities:
Net loss	$ (2,593)	$ (7,108)	$ (10,079)	$ (16,407)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	1,494	1,165	4,500	3,871
Amortization of marketing and sales agreements	572	573	1,717	1,718
Amortization of intangible assets	531	745	1,592	2,298
Stock-based compensation	1,760	378	5,016	1,631
Other, net	12	-	24	100
Changes in:
Accounts receivable	1,476	516	(1,296)	2,537
Inventories	(1,800)	(492)	1,512	(1,083)
Prepaid marketing expenses and other	124	(729)	488	(1,035)
Accounts payable, accrued expenses and other liabilities	336	(3,043)	(4,453)	(4,206)
Net cash provided by (used in) operating activities	1,912	(7,995)	(979)	(10,576)

Investing activities:
Purchases of marketable securities	(5,125)	(3,094)	(18,031)	(36,571)
Sales and maturities of marketable securities	1,775	9,550	17,075	24,875
Purchases of fixed assets	(1,981)	(2,256)	(5,544)	(5,178)
Net cash provided by (used in) investing activities	(5,331)	4,200	(6,500)	(16,874)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	780	896	1,397	1,997
Proceeds from private placement, net	-	-	-	25,961
Proceeds from term loan, line of credit and asset financings	1,000	-	1,000	1,000
Principal payments on capital lease and term loan obligations	(781)	(483)	(1,717)	(1,195)
Net cash provided by financing activities	999	413	680	27,763

Net increase (decrease) in cash and cash equivalents	(2,420)	(3,382)	(6,799)	313
Cash and cash equivalents, beginning of period	15,912	19,186	20,291	15,491
Cash and cash equivalents, end of period	$ 13,492	$ 15,804	$ 13,492	$ 15,804